UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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American Physicians Service Group, Inc.

(Name of Registrant as Specified In Its Charter)

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1301 Capital of Texas Highway, Suite C-300

Austin, Texas 78746

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 6, 2007

To Our Shareholders:

You are cordially invited to attend our 2007 Annual Meeting of Shareholders to be held at our offices, located at 1301 Capital of Texas Hwy, Suite C-300, Austin, Texas 78746, on Wednesday, June 6, 2007 at 8:30 a.m., Austin, Texas time, for the following purposes:

(a)	To elect eight directors to serve on our board of directors;

(b)	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

Only shareholders of record of our common stock at the close of business on April 12, 2007 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

You are cordially invited and urged to attend the meeting. Whether or not you intend to attend the meeting, we ask that you sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised in the manner described in the proxy statement.

By Order of our board of directors

W. H. HAYES
Secretary

Austin, Texas

May 3, 2007

AMERICAN PHYSICIANS SERVICE GROUP, INC.

1301 Capital of Texas Highway, Suite C-300

Austin, Texas 78746

PROXY STATEMENT

for

2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 6, 2007

Our board of directors hereby solicits your proxy for use at our 2007 Annual Meeting of Shareholders to be held at our offices, located at 1301 Capitol of Texas Hwy, Suite C-300, Austin, Texas 78746, on Wednesday, June 6, 2007 at 8:30 a.m., Austin, Texas time, and any adjournment(s) thereof. This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and employees, who will receive no extra compensation for participating in this solicitation. In addition, we will reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons. We will pay the entire cost of this solicitation. This proxy statement was first mailed to shareholders on or about May 3, 2007.

References in this report to “we”, “us”, “our”, and the “Company” mean American Physicians Service Group, Inc.

ANNUAL REPORT

Enclosed is our Annual Report to Shareholders for the year ended December 31, 2006, including our audited financial statements. The Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

OUTSTANDING COMMON STOCK

Only shareholders of record at the close of business on April 12, 2007 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. At April 12, 2007, we had outstanding and entitled to vote 4,745,481 shares of our common stock and 10,198 shares of our preferred stock.

QUORUM; VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Abstentions and “broker non-votes” (i.e., shares held by brokers or nominees that are represented at the meeting but with respect to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such shareholder at the close of business on April 12, 2007. Cumulative voting is not permitted in the election of our directors.

Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement. Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

Each matter submitted to the shareholders requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. Abstentions and broker non-votes shall not be counted as a vote for or against any proposal.

REVOCATION OF PROXY

You have the power to revoke your proxy at any time before the shares it represents are voted. A revocation will be effective upon receipt, at any time before the meeting is called to order, by our Secretary of either (a) an instrument revoking your proxy or (b) a proxy duly executed by you bearing a later date than the preceding proxy. Additionally, you may change or revoke a previously executed proxy by voting in person at the meeting.

1.    ELECTION OF DIRECTORS

General

Pursuant to our bylaws, our board of directors has, by resolution, fixed the number of directors at eight, and eight directors will be elected. All nominees will be elected to hold office until our next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his or her stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named below will be unwilling or unable to serve.

Nominees

Name	Age	Director of Company Since
Norris C. Knight, Jr., M.D.	71	2007
Timothy L. LaFrey	51	2007
Lew N. Little, Jr.	50	2005
Jackie Majors	73	2003
William J. Peche, M.D.	70	2007
William A. Searles	64	1989
Kenneth S. Shifrin	58	1987
Cheryl Williams	55	2003

Dr. Knight was a member of the APIE Board of Directors from 1978 until its recent merger with APS. He served as Chairman of the APIE Board from 1998 to 2004 and again from 2005 to 2007. Dr. Knight has been in the private practice of Orthopedic Surgery since 1965 in Texarkana, Texas. He is a member of the Texas Orthopedic Association, American College of Surgeons, American Academy of Orthopedic Surgery and certified by the American Board of Orthopedic Surgeons. Dr. Knight is a staff member of Christus St. Michael’s Health System and Wadley Regional Medical Center in Texarkana.

Mr. LaFrey has been our President and Chief Operating Officer as well as a director since April 2007. He had previously served as partner in charge of the Austin office of Akin Gump Strauss Hauer & Feld LLP where his law practice focused on corporate governance, mergers and acquisitions, and debt and equity financings. Mr. LaFrey has extensive experience in the insurance, health care, technology, and financial services industries. Prior to becoming an attorney, Mr. LaFrey, who is also a certified public accountant, was in the audit practice of KPMG Peat Marwick in Austin. He maintains memberships in the American Bar Association, The State Bar of Texas, and the Travis County Bar Association. He is also a member of The American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants.

Mr. Little has been a director since 2005. He has been Chief Executive Officer of Harden Healthcare, LLC., an operator and manager of senior care facilities, since December 2001. Mr. Little was President of Capstar Partners, LLC., a private investment company, from February 2000 until joining Harden Healthcare. Prior to his association with Capstar, Mr. Little had spent 18 years in the banking industry, most recently as President of Bank of America in Austin, Texas.

Mr. Majors has been a director since March 2003. He previously served on our board of directors from 1989 through 1993. Mr. Majors was a director and President of Prime Medical Services, Inc., or Prime, a provider of lithotripsy services and a manufacturer of specialty vehicles for the transport of medical and broadcast/communications equipment from 1989 until his retirement in 1996. He was an independent business consultant from 1986 to 1989 and our Vice President-Merger and Acquisitions from 1984 to 1986.

Dr. Peche is a founder of APIE and has served as a member of its Board of Directors since its formation in 1975. He served as Chairman of the Board from 1992 to 1995 and as Vice Chairman from 1997 to 2001 and from 2005 to 2007. Dr. Peche is in private practice in San Antonio, Texas, with a specialty in Obstetrics and Gynecology. He has served as Chairman of the Ob-Gyn department at Santa Rosa General Hospital and North Central Baptist Hospital. He is a member of the Bexar County Medical Society, Texas Medical Association and San Antonio Ob-Gyn Society.

Mr. Searles has been a director of ours since 1989. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten years of which were with Bear Stearns (an investment banking firm) as an Associate Director/Limited Partner. He has served as Chairman of the Board of APS Investment Services, Inc., a wholly-owned subsidiary of ours (which we will refer to as Investment Services), since May 1998. He currently serves as a director of HealthTronics, Inc., a urology services and equipment manufacturer that is quoted on the Nasdaq National Market under the symbol “HTRN”. Prime was merged into HealthTronics in November 2004. Mr. Searles served as a director of Prime from 1989 until the time of the merger.

Mr. Shifrin has been our Chairman of the Board since March 1990. He has been our Chief Executive Officer since March 1989 and he was our President from March 1989 until April 2007. He was also our Chief Operating Officer from June 1987 to February 1989. He has been a director of ours since February 1987. From February 1985 until June 1987, Mr. Shifrin served as our Senior Vice President – Finance and Treasurer. Mr. Shifrin is a director of HealthTronics. He was Vice Chairman of HealthTronics from November 2004 to March 2006, and served as the Chairman of the Board of Prime from 1989 until its merger into HealthTronics. He has also served as a director of Financial Industries Corporation, or FIC, a provider of life insurance and annuity products, since June 2003. Mr. Shifrin is a member of the World Presidents Organization.

Ms. Williams has been a director of ours since December 2003. She has been a private investor and business consultant since 2002. She was Chief Financial Officer of Prime from 1989 to 2002. Prior to that she held finance and accounting positions in the data processing and aircraft industries.

The board recommends that you vote FOR each nominee for director.

Certain Additional Information Concerning Our Board of Directors

No family relationships exist among our officers or directors. Except as indicated above with respect to HealthTronics and FIC, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Our board of directors held seven meetings during 2006, and each director attended at least 75% of (a) the total number of our board meetings held during 2006 (or, if shorter, during the period he or she served as a director) and (b) the total number of meetings held by all committees of the board on which he or she served during 2006 (or, if shorter, during the period he or she served as a director). It is the policy of our board of directors to hold an executive session without the presence of management at each board meeting.

BOARD COMMITTEES; CORPORATE GOVERNANCE

General

There are currently eight members of our board of directors, including five directors who the board has determined to be independent under Rule 4200(a)(15) of the Nasdaq listing standards.

Our board of directors has an audit committee, a compensation committee and a nominating committee. Our board of directors has adopted a written charter for each of these committees.

Board Meetings

In regard to directors’ attendance at annual shareholders meetings, although we do not have a formal policy regarding such attendance, our board of directors encourages all board members to attend such meetings, but such attendance is not mandatory. All of our board members attended the 2006 annual shareholders’ meeting. In addition, our board of directors holds its regular annual meeting immediately following the annual shareholders’ meeting.

Audit Committee

Our board of directors has an audit committee that, during 2006, consisted of three directors, Mr. Little, Mr. Majors and Ms. Williams. Dr. Knight was appointed to the committee in April 2007. The chairperson of the committee is Ms. Williams. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. In addition, our board has determined that the committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our board has further determined that Ms. Williams is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, or the SEC. The audit committee held six meetings during 2006. Members attended all meetings. The audit committee meets with our independent auditors, reviews our financial statements, and selects our independent auditors for each fiscal year.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to Ms. Williams when expedition of services is necessary.

Compensation Committee

Our board has a compensation committee, which in 2006 consisted of three directors, Mr. Little, Mr. Majors and Ms. Williams, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The chairperson of the committee is Mr. Majors. The compensation committee held three meetings during 2006, with all members attending. The compensation committee recommends to the board the compensation of our executive officers and directors.

Nominating Committee

Our board of directors has a nominating committee that assists the board in identifying qualified individuals to become directors. During 2006 the committee consisted of three members, Mr. Little, Mr. Majors and Ms. Williams, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards. Dr. Peche was appointed to the committee in April 2007. The chairperson of the committee is Mr. Majors. The nominating committee held one meeting in 2006.

The nominating committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee decides not to recommend a member for re-election, the nominating committee will identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. To date, the nominating committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable.

The consideration of any candidate for service on our board is based on the nominating committee’s assessment of the candidate’s professional and personal experiences and expertise relevant to our operations and goals. The committee evaluates each candidate on his or her ability to devote sufficient time to board activities to effectively carry out the work of the board. The ability to contribute positively to the existing collaborative culture among board members is also considered by the committee. In addition, the committee considers the composition of the board as a whole, the status of the nominee as “independent” under the Nasdaq’s listing standards and the rules and regulations of the SEC, and the nominee’s experience with accounting rules and practices. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

After completing its evaluation, the nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the nominating committee.

The nominating committee will consider director candidates recommended by our shareholders. The nominating committee intends to assess such candidates in the same manner as other nominees, as described above. To recommend a prospective nominee for the nominating committee’s consideration, shareholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws’ requirements for shareholder nominations, which are described under “Shareholder Proposals” below, to:

American Physicians Service Group, Inc.

Corporate Secretary

1301 Capital of Texas Hwy, Suite C-300

Austin, TX 78746

A copy of the nominating committee’s charter is available on our web site at http://www.amph.com. The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

Shareholder Communications with the Board of Directors

If a shareholder desires to send a communication to our board of directors, such shareholder should send the communication to:

American Physicians Service Group, Inc.

1301 Capital of Texas Hwy, Suite C-300

Austin, TX 78746

Attention: Chairman of the Board

The chairman of the board will forward the communication to the other board members.

If a shareholder desires to send a communication to a specific board member, such shareholder should send the communication to the above address with attention to the specific board member, not the chairman of the board (unless such shareholder desires to send the communication to the chairman).

Code of Ethics

We have established a Code of Ethics for our chief executive officer, senior finance officers and all other employees. A current copy of this code is available on our web site at http://www.amph.com. The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

We compensate our executive officers primarily through a combination of base salary, annual incentive bonuses and long-term and deferred equity awards. The executive compensation is designed to be competitive with that of comparable companies and to align executive performance with the long-term interests of our shareholders.

Our total compensation philosophy and objectives are designed to:

•	Provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives;

•	Align the compensation plans to our business strategies;

•	Compensate competitively and equitably;

•	Motivate high-quality performance; and

•	Align the financial interests of our executives and shareholders through stock-based incentives and by building executive ownership in us.

Elements of Executive Compensation

Our executive compensation program is designed to reflect the philosophy and objectives we have described above. Our Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with executives in other companies of similar size and similar industries while taking into account our relative performance and our own strategic goals. We also consider the pay of each executive officer relative to each other executive officer and relative to other members of the management team. Generally that means that greater responsibility for overall Company performance will result in greater pay. While specific performances within the segments may occasionally skew the results, we expect the CEO, Mr. Shifrin, to be compensated more than the heads of the two operating divisions, Mr. Magids and Mr. Searles, and we expect these division heads to be compensated more than Mr. Hayes and Mr. Solimine, who head support functions. We have designed the total compensation program to be consistent for our entire executive management team.

The compensation program consists of base salary, annual cash incentive compensation, stock option awards and deferred stock grants. Our base salaries are designed to provide a part of a competitive total compensation package that will attract, retain and motivate high-performing executives. The incentive compensation program is designed to reinforce our pay for performance culture by making a significant portion of an executive’s compensation variable and based on company, business unit and individual performance. The incentive compensation program also aligns compensation with our short-term business strategies. Our stock option awards along with our deferred stock grants are designed to reinforce our pay for performance culture, align the financial interests of our executives and shareholders, align compensation with our intermediate and long-term business strategies, and provide a significant equity component as part of the total compensation package.

Our Compensation Committee performs at least annually a review of our executive officers’ compensation to determine whether the compensation provides adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. In addition, on an annual basis, our Compensation Committee reviews and considers the individual performance of executives, the financial and operating performance of the divisions or departments managed by the executives, and our overall performance. During the year, our Compensation Committee may consider compensation awards to executives for extraordinary performance. Historically, our Compensation Committee has performed this annual review in the first quarter of the year following the year reviewed, after audited results have been communicated.

Base Salaries. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. For each individual executive, we also consider our needs for that officer’s skill set, the contribution that the officer has made or we believe will make, whether the executive officer’s skill set is easily transferable to other potential employers and other factors. We fix executive base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base compensation that is payable by companies that we believe to be our competitors and by other private and public companies with which we believe we generally compete for executives. To this end, we access a number of executive compensation surveys and other databases and review them when making crucial executive officer hiring decisions and annually when we review executive compensation. Base salaries are then reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Management Incentive Compensation. Our management and professional level associates are eligible to participate in our annual incentive compensation program whereby participants may receive a cash bonus each year. We established this annual non-equity incentive compensation program in order to emphasize pay for performance. We believe this program helps focus our executive officers’ efforts in driving operating results that create shareholder value. Annual incentive compensation awards are based on the actual achievement of certain company and business division performance goals, including the achievement of certain thresholds of financial performance and certain business initiatives aimed at improving future earnings, which are determined prior to or shortly after the beginning of each year. The goals are communicated to our executive officers and are set so that the attainment of the targets is not assured and requires significant effort by our executives. All goals are also graduated, so that increasingly difficult effort and attainment above the minimum goal offers increased compensation.

Although performance objectives details vary between our insurance services, investment services and corporate segments, all executive incentive compensation awards for each segment are determined upon some combination of the following performance measures: net earnings growth; earnings per share growth; stock price growth; revenue growth; pre-tax income; and return on capital. Additional individual performance results may be awarded to our management and professional level associates and these are measured by successful completion of major projects, client development, personal development or similar-type goals in which the employee played a major role. While we intend to tie individual performance to clearly articulated and objective measures, it is necessary, and at times prudent, for management to use a certain degree of discretion in evaluating individual results. When establishing our threshold performance incentive targets, the Compensation Committee reviews and discusses with both senior management and the full board of directors our business plan and its key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate shareholder value and then establishes the performance thresholds and targets for the year.

Long-Term Incentives. We believe our executives should have an ongoing stake in our success. We also believe that our executives should have a portion of their total compensation tied to stock price performance because stock-related compensation is directly tied to shareholder value. Our long-term incentives are in the form of stock options and deferred stock grants. We use these incentives as a form of long-term compensation because we believe stock options and deferred stock grants more appropriately match the long-term incentive compensation with the creation of shareholder value by allowing the executives, in the case of stock options, to purchase the underlying common stock at the same price as the closing price per share on the date the option was granted.

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Stock Options. Our Board of Directors reviews and approves stock option awards to executive officers based upon our Compensation Committee’s assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. The vesting schedule for recent grants of stock options, determined by the Compensation Committee, traditionally has had options vest in two approximately equal annual installments beginning one year from the date of grant for directors and three approximately equal annual installments beginning one year from the date of grant for non-director employees. Stock options have historically been granted at about the same time that the year’s financial results are known. This has usually occurred in conjunction with a board meeting held late in the fourth quarter or early in the first quarter of the following year. Options have also historically been granted to directors upon their initial election to the board and to key employees upon their initial employment. The board considers whether material non-public information exists and adjusts the timing of grant issuances accordingly.

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Deferred Stock Grants. Key executives, including the named executives, may receive a portion of their incentive compensation in the form of deferred company stock. These executives, as well as members of the board of directors, may also receive deferred stock grants, with all deferred stock awards being determined by the Committee. Under our Deferred Compensation Plan shares are earned in the year of award. Payout of the shares is subject to a schedule wherein shares become eligible for payout over five years, in equal annual amounts, following the grant. Upon reaching age 60, participants are then entitled to receive the eligible shares and the shares that become eligible each year thereafter. In the event that a participant terminates employment or resigns and signs a non-competition agreement, all of the shares granted become eligible and will be paid out. In the event that a terminating participant does not sign a non-competition agreement or if a participant is terminated for cause, the participant will receive only the eligible shares and shares not yet eligible will be forfeited and allocated pro rata to the remaining participants. All shares granted are to be paid out in the event of the death or disability of the participant.

Perquisites. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental and dismemberment insurance and our 401 (k) plan, in each case on the same basis as other employees. Other perquisites, offered only to executive officers, include club dues and automobile allowances. Specifically, Mr. Shifrin and Mr. Magids are reimbursed for club dues amounting to annual 2006 totals of $2,300 and $5,854, respectively. Mr. Shifrin also receives a car allowance of $350 per month ($4,200 annually). Finally, executive officers and other employees may seek reimbursement for business related expenses in accordance with our business expense reimbursement policy. We do not view perquisites as a significant element of our comprehensive compensation structure but do believe that they can be used in conjunction with a base salary and incentive compensation to attract, motivate and retain individuals in a competitive environment.

Executive Compensation Tables

Summary Compensation Table

Set forth below is information concerning aggregate cash compensation earned by our chief executive officer and each of our other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during fiscal year 2006, who we will refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Kenneth S. Shifrin,
Chairman and Chief Executive Officer	2006	349,992		465,500	(3)	70,450	10,127	—	—	14,192	910,261

William H. Hayes,
Senior Vice President-Finance, Secretary and Chief Financial Officer	2006	150,000		114,000		37,610	5,656	—	—	7,692	314,958

Thomas R. Solimine,
Controller	2006	101,640		50,000		15,900	6,650	—	—	5,072	179,262

Maury L. Magids,
Senior Vice President-Insurance	2006	287,500		237,623		—	119,715	—	—	11,089	655,927

William A. Searles,
Chairman of the Board of Investment Services	2006	108,000	(4)	125,837	(3)	39,718	6,095	—	—	—	279,650
					(5)

(1)	These shares amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123 (R) of stock options granted pursuant to our equity incentive plans and thus include amounts from options granted in and prior to 2006. Assumptions used in the calculation of the amount for years ended December 31, 2004, 2005 and 2006 are included in the footnotes to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.
(2)	Consists of our matching contributions to our 401(k) plan and premiums paid for group life insurance in excess of $50,000 coverage with respect to such officer. For Mr. Shifrin, this amount also includes a car allowance of $4,200 ($350 per month) as well as club dues reimbursements of $2,300 for 2006. Mr. Magids received club dues reimbursements totaling $5,854 for 2006.
(3)	The amount shown includes $19,000 and $4,000 paid to Mr. Shifrin and Mr. Searles, respectively, under a 1999 incentive plan related to profits we realize upon the sale of our investment in HealthTronics.
(4)	Director’s fee for serving as Chairman of Investment Services.
(5)	Non-discretionary incentive bonus based on Investment Services achieving specified levels of return on capital.

Grants of Plan-Based Awards

The following table provides information related to options granted to the named executive officers during 2006. We do not have any outstanding stock appreciation rights.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
		Thres- hold ($)	Target Maximum ($)	Maximum ($)	Thres- hold (#)	Target Maximum (#)	Maximum (#)
									(1)		(2)
Kenneth S. Shifrin	—	—	—	—	—	—	—	—	—	—	—
William. H. Hayes	—	—	—	—	—	—	—	—	—	—	—
Thomas R. Solimine	11/29/06	—	—	—	—	—	—	—	5,000	15.90	21,450
Maury L. Magids	5/30/06	—	—	—	—	—	—	—	25,000	14.20	97,250
William A. Searles	—	—	—	—	—	—	—	—	—	—	—

(1)	These options were granted at the closing price on the date of grant. All of Mr. Magids’ options were vested at the date of grant. Mr. Solimine’s 5,000 options will vest on the anniversary of the date of grant over a three year period in increments of 1,500 for the first two years and 2,000 for the third and final year.
(2)	The grant date fair value is calculated assuming a per share value of $3.89 and $4.29 for Mr. Magids and Mr. Solimine, respectively, arrived at by applying the Black-Scholes valuation method in accordance with FAS 123 (R), Accounting for Stock-Based Compensation.

Outstanding Equity Awards at December 31, 2006

The following table provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kenneth S. Shifrin	25,000 25,000 10,000 15,000	— — — —	— — — —	4.29 9.10 10.12 11.55	1/07/2008 12/4/2008 12/6/2009 12/6/2010	— — — —	— — — —	— — — —	— — — —

William. H. Hayes	7,000 14,000 5,000	— — —	— — —	4.29 9.10 11.55	1/07/2008 12/4/2008 12/6/2010	— — —	— — —	— — —	— — —

Thomas R. Solimine	13,000 5,000 5,000 —	— — — 5,000	— — — —	9.10 10.12 11.55 15.90	12/4/2008 12/6/2009 12/6/2010 11/29/2011	— — — —	— — — —	— — — —	— — — —

Maury L. Magids	15,000 25,000 13,000 5,000 25,000	— — 7,000 — —	— — — — —	4.39 4.29 9.60 10.12 14.20	3/27/2007 1/7/2008 1/14/2009 12/6/2009 5/30/2011	— — — — —	— — — — —	— — — — —	— — — — —

William S. Searles	5,000 5,000 10,000	— — —	— — —	9.10 10.12 11.55	12/4/2008 12/6/2009 12/6/2010	— — —	— — —	— — —	— — —

The number of and the exercise price for each non-qualified option share (columns “b” and “e”, respectively) is determined by the Compensation Committee of the Board of Directors (“the Committee”). The exercise price of a qualified incentive stock option has to be at least 100% of the fair market value of such shares on the date of grant of the option. Under the Company incentive plans, option grants are limited to a maximum of ten-year terms; however, the Committee has issued all currently outstanding grants with five-year terms. The Committee also determines vesting for each option grant and traditionally has had options vest in two approximately equal annual installments beginning one year from the date of grant for directors and three approximately equal annual installments beginning one year from the date of grant for non-director employees.

2006 Option Exercises

The following table provides information related to options exercised by the named executive officers during 2006 and the number and the aggregate dollar amount realized by the named executive officer upon exercise of the stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)
Kenneth S. Shifrin	75,000	819,000	—	—

William H. Hayes	—	—	—	—

Thomas R. Solimine	5,000	51,050	—	—
	1,000	7,900

Maury L. Magids	4,000	61,280	—	—

William A. Searles	5,000	52,250	—	—
	15,000	209,250
	10,000	66,450

Nonqualified Deferred Compensation Table for 2006

The following table provides information on the non-qualified deferred compensation of the named executives in 2006, including:

Deferred Stock Grants: Key executives, including the named executives, may receive a portion of their incentive compensation in the form of deferred company stock. Awards to non-employee members of the board of directors are included in the director compensation table. The table below illustrates total deferred compensation awarded to key executives in 2006.

Name	Executive Contributions in last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
		(1)
Kenneth S. Shifrin	—	70,450	43,292	—	313,728
William H. Hayes	—	37,610	17,946	—	138,528
Thomas R. Solimine	—	15,900	5,700	—	48,000
Maury L. Magids	—	—	38,984	—	222,768
William A. Searles (2)	—	39,718	11,114	—	99,936

(1)	Reflects Company contributions credited to the account of the named executive in 2006. Shares are earned in the year of award. Payout of the shares is subject to a schedule wherein shares become eligible for payout over five years, in equal annual amounts, following the grant (the “eligible shares”). Upon reaching age 60, participants are then entitled to receive the eligible shares and the shares that become eligible each year thereafter. In the event that a participant terminates employment or resigns and signs a non-competition agreement, all of the shares granted become eligible and will be paid out. In the event that a terminating participant does not sign a non-competition agreement or if a participant is terminated for cause, the participant will receive only the eligible shares and shares not yet eligible will be forfeited and allocated pro rata to the remaining participants. All shares granted are to be paid out in the event of the death or disability of the participant.
(2)	Related to service as a director.

Employment Agreements

We have entered into employment agreements with Mr. Shifrin, Mr. LaFrey, Mr. Magids and Mr. Hayes. Each of these agreements provides for the payment of a base salary, eligibility for performance bonuses as determined by our board of directors, and such other benefits as are available to our other salaried employees. Mr. Shifrin’s agreement provides for a monthly salary, currently $33,333, and terminates August 1, 2010. Mr. LaFrey’s agreement provides for a monthly salary, currently $31,250, and terminates March 22, 2011. Mr. Magids’ agreement provides a monthly salary, currently $25,000, and terminates March 1, 2008. Mr. Hayes’ agreement provides for a monthly salary, currently $14,167, and terminates August 1, 2008. Mr. Searles has a similar Consulting Agreement, which provides for a monthly fee of $9,000 and terminates August 1, 2008. The agreements contain confidentiality and nonsolicitation provisions and are cancelable by us for cause, which includes conviction of a felony, material violation of the agreement or Company policies, or failure to carry out the duties of the position. Each of the agreements entitles the employee/director to receive lump-sum payments if the terms of employment are materially changed or in the event the agreements are terminated by us without cause or by the employee/director following a “change in control” of us, as defined in the agreements. These payments are calculated as the greater of (a) for Mr. Shifrin and Mr. LaFrey, four times and for Mr. Magids, Mr. Hayes and Mr. Searles two times, their respective average annual cash compensation earned for the prior number of years used as the multiplier for each agreement, per above, or (b) the total cash compensation that would otherwise have been payable to them throughout the remainder of the term of their employment/consulting agreements assuming their current compensation, including the amount of any bonuses for the immediately preceding calendar year, would have remained the same throughout the remainder of the term of their employment/consulting agreements.

Indemnity Agreements

We have entered into indemnity agreements with our directors and certain of our officers. The agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was our officer, director or employee. In addition, our articles of incorporation and certain of our subsidiaries’ articles of incorporation provide for certain indemnifications and limitations on director liability.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2006, concerning shares of common stock authorized for issuance under all of our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans. Excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity Compensation plans approved by security holders	536,000	$9.96	243,000
		Note 1	Note 2
Equity compensation plans not approved by security holders	none	none	none

Total	536,000	$9.96	243,000

Note 1:	Average price is for the 467,000 shares under the Stock Option Plan only, as 69,000 shares in the Deferred Compensation Plan are outright grants. Deferred shares are reflected in the financial statements at the grant date.

Note 2:	Shares remaining in the Stock Option Plan is 162,000; shares remaining in the Deferred Stock Plan is 81,000.

CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

Our board compensation consists of cash, common stock options and deferred common stock grants. Our non-employee directors receive a fee of $2,500 for each in-person board meeting, $400 for teleconference board meetings and $400 for each committee meeting they attend. The chairpersons of the Audit Committee and of the Compensation Committee each receive an annual stipend of $5,000 for serving in those capacities. Mr. Shifrin and Mr. LaFrey do not receive separate compensation for their services as a director. Directors are eligible to receive stock option grants under our 2005 Incentive and Non-Qualified Stock Option Plan. In 2006, no options were granted to any board member. Directors are also eligible to receive grants of our common stock under the American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan (the “Deferred Compensation Plan”). In 2006, Mr. Shifrin was awarded 3,000 shares and Mr. Little, Mr. Majors, Mr. Searles and Ms. Williams were each awarded 1,000 shares.

The following table provides information concerning aggregate compensation for 2006 for non-management members of our board of directors serving in 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)
Lew. N. Little, Jr.	11,900	15,900	—	—	2,900	—	30,700
Jackie Majors	19,400	15,900	—	—	5,700	—	41,000
Cheryl Williams	19,400	15,900	—	—	5,700	—	41,000

(1)	Each of the three non-management board members received 1,000 shares in deferred common stock of the Company. At the date of grant, November 29, 2006, our common stock closed at $15.90.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Company is engaged in several highly competitive industries. For the Company to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, we have structured an executive compensation policy tied to operating performance that we believe has enabled the Company to attract and retain key executives.

During 2006, the Compensation Committee was comprised of Mr. Majors, chairman, Mr. Little and Ms. Williams. Mr. Little, Mr. Majors and Ms. Williams are all independent non-employee directors. The Compensation Committee has primary responsibility for determining executive compensation levels, but may seek the advise and approval of the entire board. It also seeks the input of the Chief Executive Officer in evaluating the performance of those reporting directly to him. The Compensation Committee has the authority to engage compensation consultants to assist it, but not frequently utilized this resource. The board of directors as a whole maintains a philosophy that a significant component of both annual and long-term compensation of executive officers, including that of the Chief Executive Officer, should be linked to measurable performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock price performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Stock options are granted from time to time to members of management, based primarily on such person’s potential contribution to the Company’s long-term growth and profitability. The Committee feels that options are an effective incentive to create value for shareholders since the value of an option bears a direct relationship to our stock price. The Committee further recognizes that long-term performance is becoming an increasingly more important component of overall executive compensation.

On an annual basis, the Compensation Committee approves performance-based compensation for the named executive officers and other officers. The Compensation Committee typically makes these compensation decisions in the first quarter of a particular fiscal year for the prior fiscal year’s performance and sets annual targeted performance goals for the current year. The Compensation Committee sets annual targeted goals for one or more of the following measures of the Company’s performance: earnings per share growth, stock price growth, revenue growth, operating income growth, and cash flow growth. In determining the amount of performance-based compensation for a particular year, the Compensation Committee will evaluate to what extent the annual targeted goals for such year were achieved. In addition, the Compensation Committee will consider the performance of the officer’s unit, division or function for such year and other performance factors the Compensation Committee deems relevant. The amount of the compensation will be determined by the Compensation Committee with an objective portion based on attainment of set operating income goals and a discretionary portion based on performance across the wider range of goals. In addition, the allocation of such compensation between cash, stock options and deferred stock compensation awards will be determined by the Committee.

For 2006, our executive compensation program, including that of the Chief Executive Officer, consisted of base salary, a cash bonus, deferred compensation based on current year performance, and long-term stock option awards, all of which relate to the achievement of specific current and long-term goals. Specifically, the cash bonus and deferred compensation paid to the executives of our subsidiaries was based upon achieving, among other things, a targeted pretax income. The Chief Executive Officer was paid a bonus for 2006 based upon achieving specific operating income, cash flow and stock price thresholds, and implementing short and long-term initiatives for improving the Company’s return on investment.

One of the Company’s primary objectives is financial performance that achieves several long-term goals, including earnings-per-share growth, revenue growth, stock price growth and a proper diversification of business risks. The Committee believes that its compensation policy promotes those objectives and that compensation levels during 2006 adequately reflect the Company’s compensation goals and policies.

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis and recommended its inclusion in this proxy statement.

Compensation Committee:	Jackie Majors, Chairperson
Lew N. Little, Jr.
Cheryl Williams

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the board of directors (the “board”) was comprised of three directors in 2006 and operates under a written charter adopted by the board. The Committee, among other things,

•	reviews with the independent auditors and management the adequacy of the Company’s accounting and financial reporting controls;

•	reviews with management and the independent auditors significant accounting and reporting principles, practices and procedures applied in preparing the Company’s financial statements;

•	discusses with the independent auditors their judgment about the quality, not just the acceptability, of the Company’s accounting principles used in the Company’s financial reporting;

•	reviews the activities and independence of the independent auditors;

•	reviews and discusses the audited financial statements with management and the independent auditors and the results of the audit; and

•	appoints independent auditors.

The Audit Committee is responsible for hiring, terminating and compensating the auditor and approving all related fees. The Audit Committee or a designated member thereof, pre-approves audit and non-audit services rendered by our independent auditors. If pre-approval authority is delegated, the delegate must report back to the Audit Committee at the first Audit Committee meeting following any approval.

It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent auditors to audit those financial statements.

In this context, the Committee has reviewed and held discussions with management and the independent auditors regarding the Company’s 2006 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Committee has discussed with the independent auditors the auditor’s independence from the Company and management and has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor’s independence.

The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee considered the independent auditors’ provision of non-audit services in 2006 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.

Audit Committee:	Cheryl Williams, Chairperson
Lew N. Little, Jr.
Jackie Majors

DESIGNATION OF AUDITORS

Upon the recommendation of our audit committee, our board of directors designated BDO Seidman, LLP, (“BDO Seidman”) independent registered public accounting firm, to audit our books and accounts for the year ended December 31, 2006. The audit committee met in April 2007 to evaluate the performance of our independent auditors in 2006 and elected to retain BDO Seidman as our independent auditors for 2007. Representatives of BDO Seidman will be present at the meeting to respond to appropriate questions, and they will have the opportunity, if they desire, to make a statement.

Fees paid to our auditors’ firm during 2006 and 2005 were comprised of the following:

	2006	2005
Audit Fees	$266,000	$155,000
Audit-related Fees	$7,625	$6,000
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$273,625	$161,000

Audit Fees. Audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K and the quarterly reviews of financial statements included in our Form 10-Q filings.

Audit-Related Fees. Audit-related services include fees for assurance and related services, such as consultations concerning financial accounting and reporting matters.

Tax Fees. There were no tax fees in 2006 or 2005.

All Other Fees. There were no other fees in 2006 or 2005.

All fees paid in 2006 to our independent auditors were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information as of April 12, 2007 regarding the amount and nature of the beneficial ownership of our common stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our named executive officers, and (d) all of our officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership See Notes (1)(2)	Percent of Class
Kenneth S. Shifrin	657,554	13.6%
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

Boston Avenue Capital, LLC (3).	263,661	5.5%
124 East Fourth Street
Tulsa, Oklahoma 74103

Daniel Zeff (4)	223,630	4.7%
C/o Zeff Holding Company, LLC
50 California Street, Suite 1500
San Francisco, CA 94111

Hoak Public Equities (5)	162,774	3.4%
500 Crescent Court, Suite 220
Dallas, Texas 75201

Dimensional Fund Advisors (6)	132,574	2.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

AXA (7)	126,080	2.7%
135 West 50th St. 3rd St.
New York, NY 10020

First Wilshire Securities Management, Inc. (8)	117,795	2.5%
600 South Lake Street, Suite 100
Pasadena, CA 91106-3955

Norris C. Knight, Jr. M.D.	22,000	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

Lew N. Little, Jr.	26,500	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

Jackie Majors	41,500	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

William J. Peche, M.D.	29,000	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

William A. Searles	20,000	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership See Notes (1)(2)	Percent of Class
Cheryl Williams	26,063	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

W. H. Hayes	67,253	1.4%
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

Maury L. Magids	98,000	2.0%
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

Thomas R. Solimine	26,640	*
1301 Capital of Texas Highway, Suite C-300
Austin, Texas 78746

All officers and directors as a group (11 persons) (6)	1,063,714	20.6%

*	Represents less than 1% of the outstanding shares of common stock at April 12, 2007.
(1)	Except as otherwise indicated, and subject to community property laws where applicable, each individual has sole voting and investment power with respect to all shares owned by such individual.
(2)	The number of shares of our common stock beneficially owned by our officers and directors includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 12, 2007: Mr. Shifrin, 75,000; Dr. Knight, 22,000; Mr. Little, 25,000; Mr. Majors, 37,500; Dr. Peche, 29,000; Mr. Searles, 20,000; Ms. Williams, 25,000; Mr. Hayes, 26,000; Mr. Magids, 90,000; Mr. Solimine, 23,000. The number of shares beneficially owned by all of our directors and officers as a group, including the above-named directors, includes 395,500 shares subject to options that are presently exercisable or exercisable within 60 days after April 12, 2007.
(3)	Based on an amendment to Schedule 13D filed by Boston Avenue Capital, LLC with the SEC on June 29, 2006, Boston Avenue Capital, LLC, jointly with Yorktown Avenue Capital, LLC and Charles Gillman, have sole voting and investment power over 263,661 shares of our common stock as of June 28, 2006.
(4)	Based on an amendment to Schedule 13G filed by Daniel Zeff on February 13, 2007, Mr. Zeff, in his capacity as sole manager and member of Zeff Holding Company, LLC, has sole voting and investment power over 223,630 shares of our common stock as of December 31, 2006.
(5)	Based on an amendment to Schedule 13G filed by Hoak Public Equities on February 9, 2007, they have sole investment power over 162,774 shares of our common stock as of February 8, 2007.
(6)	Based on an amendment to Schedule 13G filed by Dimensional Fund Advisors on February 6, 2006, they have sole investment power over 132,574 shares of our common stock as of December 31, 2005.
(7)	Based on a Schedule 13F filed by AXA on February 13, 2007, they have sole investment power over 126,080 shares of our common stock as of December 31, 2006.
(8)	Based on Schedule 13F filed by First Wilshire Securities Management, Inc. with the SEC on November 15, 2006, they have sole investment power over 117,795 shares of our common stock as of November 14, 2006.
(9)	Includes the president and chairman of the board, if any, of each of our consolidated subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Asset Management

In May 1998, we formed APS Asset Management, Inc., or Asset Management, of which we initially owned 95%. Asset Management was organized to manage fixed income and equity assets for institutional and individual clients on a fee basis. Certain of our officers, directors and employees also invested in Asset Management, paying the same price per share as we did. Their investments are as follows:

Name	Title	Ownership %
George S. Conwill	President of Investment Services	1%
William A. Searles	Director and Chairman of Investment Services	1%

Other

During 2006, Mr. Searles also served as a director and Chairman of the Board of Investment Services. For his additional director services, Mr. Searles was paid monthly director fees of $9,000, plus a non-discretionary incentive amount based on Investment Services achieving certain levels of return on capital. His total non-discretionary incentive compensation earned for these additional director duties was $127,932 in 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC, and the NASDAQ Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms received by us with respect to 2006, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors and officers and persons who own more than 10% of a registered class of our equity securities have been complied with.

SHAREHOLDER PROPOSALS

Any of our shareholders meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of shareholders to be held in 2008 pursuant to Rule 14a-8 of the Exchange Act. Such shareholder must deliver such proposal to our principal executive offices no later than January 6, 2008, unless we notify the shareholders otherwise. Only those proposals that are appropriate for shareholder action and otherwise meet the requirements of Rule 14a-8 of the Exchange Act may be included in our proxy statement.

A shareholder who otherwise intends to present business, other than for the nomination of a person for election to our board of directors, at our 2008 annual meeting of shareholders must comply with the requirements set forth in our bylaws, which require, among other things, that to bring business before our 2008 annual meeting, a shareholder must give written notice that complies with our bylaws to our Secretary at our principal executive offices. A shareholder’s notice shall be timely if received by our Secretary no earlier then January 5, 2008 and no later than February 7, 2008, unless we notify our shareholders otherwise.

A shareholder who intends to nominate a person for election to our board of directors at the 2008 annual meeting must give written notice that complies with our bylaws to our Secretary at our principal executive offices no earlier then January 5, 2008 and no later than February 7, 2008, unless we notify our shareholders otherwise.

As a result, a notice of a shareholder proposal for the 2008 annual meeting, submitted other than pursuant to Rule 14a-8, will be untimely if not received by us within the time deadlines required by our bylaws as described above. As to any such proposals, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed within the time deadlines required by our bylaws as described above. Even if proper notice is received on a timely basis, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

By Order of our board of directors

W. H. HAYES
Secretary

APPENDIX A

Audit Committee Charter

General

The Audit Committee of the Board of Directors (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of American Physicians Service Group, Inc. (the “Company”). More specifically, the Committee provides assistance to the Board of Directors in overseeing:

•	the quality and integrity of the financial statements of the Company,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence, and

•	the performance of the Company’s internal audit function and independent auditors.

The Committee is expected to maintain free and open communication with the independent auditors, any internal auditors and the management of the Company and periodically meet separately with them. The independent auditors for the Company shall report directly to the Committee, and the Committee has the direct authority and responsibility for the appointment, compensation, oversight and, where appropriate, replacement of the independent auditors. The Committee also has the authority and will have the funding to engage independent counsel and other outside advisers as it determines is necessary or advisable to discharge its responsibilities under this Charter.

Membership

The Committee shall consist of at least three directors and shall be composed entirely of directors who are “independent” as defined in the rules of the National Association of Securities Dealers, Inc. (the “NASD”). Each member will also meet the audit committee independence requirements of the listing standards of the NASD and applicable law. All members of the Committee must be able to read and understand fundamental financial statements (including a balance sheet, income statement, and cash flow statement), with at least one member who is a “financial expert” under the NASD audit committee composition rules and as such term is defined by Securities and Exchange Commission rules.

The Board of Directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors.

Meetings

The Committee shall meet at least four times per year or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee shall keep minutes of each meeting and make such minutes available to the Board of Directors for its review.

The Committee will meet at the call of the chairperson or at the request of a majority of the members. The Committee may meet by telephone conference call or any other means permitted by law and the Company’s bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act by unanimous written consent of all members.

Responsibilities

To fulfill its responsibilities, the Committee shall:

Engagement of Independent Auditors and Appointment of Internal Auditor

•	Have a clear understanding with the independent auditors that they are ultimately accountable, and shall report directly, to the Committee.

•

Select annually the independent auditors to audit the financial statements of the Company (subject, if applicable, to stockholder ratification). In so doing, the Committee will obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees, discuss with the auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence, and take any appropriate action in response to the auditors’ statement to ensure the independence of the independent auditors. The Committee shall also review and approve fees paid to the independent auditors and review and approve dismissal of the independent auditors.

•

At least annually, obtain and review a report of the independent auditors’ firm describing (1) the firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years with respect to one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (3) with a view towards assessing the independent auditor’s independence, all relationships between the independent auditors and the Company.

•

Have sole authority to approve (1) all audit and non-audit services (other than those non-audit services prohibited by law) to be provided by the independent auditors and (2) all fees and other terms of engagement of the independent auditors in providing such services. Before the independent auditors are engaged to perform any such non-audit services, the Committee must review and approve such services. The chairperson of the Committee may represent the entire Committee for purposes of this review and approval so long as any such approval by the chairperson is disclosed to the Committee no later than the Committee’s next scheduled meeting.

•	Review and approve the appointment, reassignment or dismissal of the director of internal audit. If any.

•	If an outside firm is retained to provide internal audit services, review and concur with management’s appointment, termination, or replacement of the audit firm providing those services.

Review of Internal Audits, Annual External Audit and Quarterly Reviews

•	Review with the independent auditors the annual audit scope and plan.

•	Review with management and a representative of internal audit the internal audit department’s budget and staffing, results of internal audit department findings and proposed audit plans.

•	Review the following items with management and the independent auditors upon the completion of the annual audit and before issuance of the financial statements and the filing of the Form 10-K:

a.	The Company’s annual financial statements and related footnotes and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

b.	The results of the independent auditors’ audit of the financial statements and the report thereon.

c.	The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates, the clarity of the financial disclosure practices used or proposed to be used, and other significant decisions made in preparing the financial statements.

d.	Any other matters about the audit procedures or findings that SAS No. 61, as amended, requires the independent auditors to discuss with the Committee.

e.	The certificates of the Chief Executive Officer and Chief Financial Officer required pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

Based on the review and other procedures performed as set forth in this Charter, the Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

•	Review the following items with management and the independent auditors before the filing of a Form 10-Q:

a.	The Company’s quarterly financial statements and related footnotes and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

b.	The results of the independent auditors’ review of the financial statements.

c.	The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates, the clarity of the financial disclosure practices used or proposed to be used, and other significant decisions made in preparing the financial statements.

d.	Any other matters about the review procedures or findings that SAS No. 71, as amended, requires the independent auditors to discuss with the Committee.

e.	The certificates of the Chief Executive Officer and Chief Financial Officer required pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

•

Review with management and the independent auditors the financial statements, related notes and other financial disclosure included in other Company filings with the Securities and Exchange Commission containing the Company’s financial statements before such filings are made.

•

Review with management and the independent auditors any significant changes, either proposed or adopted, in accounting principles and their impact on the financial statements and in financial statement presentations.

•

Require the independent auditors to timely (and no less than quarterly) report to the Committee (1) all critical accounting policies and practices used (or to be used), (2) all alternate treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditors and (3) the content of other material written communications between the independent auditors and management, including but not limited to management letters and schedules of audit differences (whether or not recorded by the Company).

•	Review of effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•

Review separately with each of management, the independent auditors and the director of internal audit any significant problems or difficulties encountered while conducting the audit and the quarterly reviews, including any restrictions on the scope of work or access to required information and any communications between the audit team and the audit firm’s national office with respect to auditing or accounting issues presented by the engagement, and management’s response.

•	Review with management, the independent auditors and the director of internal audit:

a.	The Company’s internal accounting controls, and any special audit or review steps adopted in light of any material control deficiencies.

b.	Any significant findings and recommendations made by the independent auditors or internal audit, together with management’s responses thereto.

c.	Management’s assessment of internal controls and related internal control report.

•

Review with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s responsibility to review press releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Other

•	Regularly report Committee activities to the full Board of Directors with such recommendations as the Committee may deem appropriate.

•

Inquire of management, the director of internal audit, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company, including legal and ethical compliance programs.

•

Review and approve all (1) Company related party transactions (as “related party transactions” is defined by NASD rules or interpreted by the NASD) and (2) waivers for executive officers and directors of the Company’s code of conduct.

•	Review periodically with management and the General Counsel the status of legal and regulatory matters that may have a material impact on the Company’s financial statements and compliance policies.

•	Receive any report by legal counsel regarding any evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or its agents.

•

Establish and maintain appropriate procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	Establish hiring policies for current and former employees of the independent auditors.

•	Prepare the report, for inclusion in the Company’s annual proxy statement, required by the Securities and Exchange Commission concerning certain matters relating to the Committee’s activities.

•

Perform an annual performance evaluation of the Committee and review and reassess the adequacy of this Charter annually. If any revisions are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee’s role is one of oversight, whereas the Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Similarly, it is not the responsibility of the Committee to ensure that the Company complies with all laws and regulations.

PROXY

AMERICAN PHYSICIANS SERVICE GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 6, 2007

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of American Physicians Service Group, Inc. (the “Company”) to be held on June 6, 2007 and the Proxy Statement in connection therewith, each dated May 3, 2007 (b) appoints Kenneth S. Shifrin and William H. Hayes, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of American Physicians Service Group, Inc. held of record by the undersigned on April 12, 2007, at such annual meeting of Shareholders and at any adjournment(s) thereof and (d) revokes any proxies heretofore given.

(Continued and to be signed on reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN PHYSICIANS SERVICE GROUP, INC. June 6, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20800000000000000000 0 060607

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors: NOMINEES:

FOR ALL NOMINEES Norris C. Knight, Jr., M.D. Timothy L. LaFrey WITHHOLD AUTHORITY Lew N. Little, Jr.

FOR ALL NOMINEES Jackie Majors William J. Peche, M.D. FOR ALL EXCEPT William A. Searles(See instructions below)

Kenneth S. Shifrin Cheryl Williams INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.